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                         Consent of Independent Auditors


         We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-80835, No. 333-72961, No. 333-45533, No.
333-39289, No. 333-12983, No. 333-06873, No. 33-97680 and No. 33-84974 and Forms
S-8 No. 333-66257, No. 333-56165 and No. 333-06869) of Equity Residential
Properties Trust and in the related Prospectuses of our report dated January 27, 1999, with respect to the consolidated financial statements and schedules of Lexford Residential Trust for the year ended December 31, 1998, included in the Current Report of Equity Residential Properties Trust on Form 8-K dated June 30, 1999.


                                                        /s/ Ernst & Young LLP
                                                        Ernst & Young LLP

Columbus, Ohio
July 12, 1999